UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Orion180 Insurance Group Inc.
(Exact name of registrant as specified in its charter)
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Texas	88-0901536
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

930 S. Harbor City Blvd., Suite 302 Melbourne, Florida	32901
(Address of Principal Executive Offices)	(Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-298453.
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
A description of the Class A common stock, $0.001 par value per share, of Orion180 Insurance Group Inc., a Texas corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-298453), initially filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2026, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), and is incorporated by reference herein. In addition, any prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 15, 2026	Orion180 Insurance Group Inc.

	By:	/s/ Kenneth Gregg
	Name:	Kenneth Gregg
	Title:	Chief Executive Officer